Exhibit 5.1

Cynthia T. Mazareas

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

July 16, 2018

AVEO Pharmaceuticals, Inc.

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by AVEO Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 2,000,000 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”), which may be issued and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, to the holders of certain warrants (each, a “Warrant” and collectively, the “Warrants”) issued pursuant to a Warrant Agreement, dated as of July 16, 2018, among the Company and Computershare Inc. and Computershare Trust Company, N.A., acting jointly as Warrant Agent (the “Warrant Agreement”), upon exercise of such Warrants, as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. The Warrant Agreement has been filed as Exhibit 4.4 to the Registration Statement.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined and relied upon a signed copy of the Registration Statement as filed with the Commission. We have also examined and relied upon the Warrant Agreement; minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company; stock record books of the Company as provided to us by the Company; the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date; and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents, and the completeness and accuracy of the corporate minute books of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Further, it is understood that this opinion is to be used only in connection with the offer and sale by the Company of the Shares while the Registration Statement is in effect.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Warrant Agreement, including the payment of the exercise price therefor, the Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Cynthia T. Mazareas
Cynthia T. Mazareas, a Partner